UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2024

Perspective Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33407	41-1458152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Elliott Avenue, Suite 320, Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 676-0900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CATX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.            Entry into a Material Definitive Agreement.

Investment Agreement

On January 8, 2024, Perspective Therapeutics, Inc. (the “Company”) entered into that certain Investment Agreement (the “Investment Agreement”) with Lantheus Alpha Therapy, LLC, a Delaware limited liability company (“Lantheus”), pursuant to which the Company agreed to sell and issue to Lantheus in a private placement transaction (the “Private Placement”) certain shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The closing of the purchase and sale of the Shares to Lantheus by the Company (the “Closing”) is subject to the Company raising at least $50.0 million of gross proceeds (excluding Lantheus’ investment) in a qualifying third party financing transaction (a “Qualified Transaction”) and other customary closing conditions.

The number of Shares sold shall be equal to $33.2 million divided by the lesser of (i) $0.59 (which represents the closing price of the Common Stock on January 8, 2024 on the New York Stock Exchange) and (ii) the price per share of Common Stock sold to the public in the first Qualified Transaction, up to a maximum of 56,342,355 Shares, representing 19.99% of the outstanding shares of Common Stock as of January 8, 2024.

Pursuant to the Investment Agreement, the Company agreed to cooperate in good faith to negotiate and enter into a registration rights agreement with Lantheus prior to the Closing, obligating the Company to file a registration statement on Form S-3 with the U.S. Securities and Exchange Commission to register for resale the Shares issued to Lantheus at the Closing. The Investment Agreement also contains agreements of the Company and Lantheus whereby Lantheus is provided certain board observer and information rights of the Company, as well as standstill provisions prohibiting Lantheus from taking certain actions for a specified period of time, subject to certain exceptions.

The Investment Agreement also provides Lantheus with certain pro rata participation rights to maintain its ownership position in the Company in the event that the Company makes any public or non-public offering of any equity or voting interests in the Company or any securities that are convertible or exchangeable into (or exercisable for) equity or voting interests in the Company, subject to certain exceptions.

Pursuant to the Investment Agreement, the Company is required to notify Lantheus, within ten business days of the end of a fiscal quarter in which the Company issued shares of Common Stock pursuant to that certain At Market Issuance Sales Agreement among the Company, Oppenheimer & Co. Inc., B. Riley Securities, Inc. and JonesTrading Institutional Services LLC dated November 17, 2023 (the “ATM Agreement”), of (i) the number of shares of Common Stock issued during such fiscal quarter pursuant to the ATM Agreement and (ii) the average price per share received by the Company before commissions (the “ATM Average Price”). Upon receipt of such notice, Lantheus may elect, at its option, to purchase all or a portion of its Pro Rata Portion (as defined in the Investment Agreement) of such shares at an aggregate price equal to the number of shares purchased multiplied by the ATM Average Price for such quarter (the “ATM Participation Right”). Pursuant to the Investment Agreement, Lantheus may not exercise the ATM Participation Right more than two times per calendar year.

The foregoing description of the Investment Agreement does not purport to be complete and is qualified in its entirety by reference to the Investment Agreement, which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Asset Purchase Agreement

On January 8, 2024, the Company entered into that certain Asset Purchase Agreement (the “APA”) with Progenics Pharmaceuticals, Inc., a Delaware corporation (“Progenics”) and affiliate of Lantheus, pursuant to which the Company will acquire certain assets and the associated lease of Progenics’ radiopharmaceutical manufacturing facility in Somerset, New Jersey for a purchase price of $8.0 million in cash. The closing of the transactions pursuant to the APA is subject to customary closing conditions, including regulatory approval.

The foregoing description of the APA does not purport to be complete and is qualified in its entirety by reference to the APA, which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Option Agreement

On January 8, 2024, the Company entered into that certain Option Agreement (the “Option Agreement” and together with the Investment Agreement and the APA, the “Agreements”) with Lantheus whereby Lantheus was granted an exclusive option to negotiate an exclusive, worldwide, royalty- and milestone-bearing right and license to [212Pb]VMT-α-NET, the Company’s clinical stage alpha therapy developed for the treatment of neuroendocrine tumors, and a right to co-fund the investigational new drug application (“IND”)-enabling studies for early-stage therapeutic candidates targeting prostate-specific membrane antigen and gastrin releasing peptide receptor and, prior to IND filing, a right to negotiate for an exclusive license to such candidates. In consideration of the rights granted by the Company to Lantheus pursuant to the Option Agreement, Lantheus will pay to the Company a one-time payment of $28.0 million, subject to certain withholding provisions related to the closing contemplated by the APA.

Under the terms of the Option Agreement, Lantheus also has a right of first offer and last look protections for any third party merger and acquisition transactions involving the Company for a twelve-month period beginning on January 8, 2024.

The foregoing description of the Option Agreement does not purport to be complete and is qualified in its entirety by reference to the Option Agreement, which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The Agreements contain customary representations, warranties and covenants that were made solely for the benefit of the parties to the Agreements. Such representations, warranties and covenants (i) are intended as a way of allocating risk between the parties to the Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Agreements are being disclosed only to provide investors with information regarding the terms of the transaction and not to provide investors with any other factual information regarding the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreements, which subsequent information may or may not be fully reflected in public disclosures.

Item 3.02.            Unregistered Sales of Equity Securities.

The information regarding the Private Placement and the issuance of the Shares in connection therewith included under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02.

The Private Placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the shares of Common Stock issued in the Private Placement are being offered and sold without registration under the Securities Act pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder as transactions not involving a public offering, as well as similar exemptions under applicable state securities laws, in reliance upon the following facts: no general solicitation was used in the offer or sale of such securities; the recipients of the securities had adequate access to information about the Company; the recipient of such securities represented its acquisition thereof as principal for its own account and its lack of any arrangements or understandings regarding the distribution of such securities; each recipient of such securities represented its capability of evaluating the merits of an investment in the Company’s securities due to its knowledge, sophistication and experience in business and financial matters; and such securities will be issued as restricted securities with restricted legends referring to the Securities Act. No such securities may be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements.

No statement in this document or the attached exhibit is an offer to purchase or sell or a solicitation of an offer to sell or buy the Company’s securities, and no offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 8.01.            Other Events.

On January 9, 2024, the Company issued a press release announcing its entering into the Agreements. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.            Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press release issued by Perspective Therapeutics, Inc., dated January 9, 2024.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERSPECTIVE THERAPEUTICS, INC.

Date: January 11, 2024	By:	/s/ Johan (Thijs) Spoor
Johan (Thijs) Spoor
Chief Executive Officer